Exhibit 99.1

RE/MAX HOLDINGS, INC. REPORTS FIRST QUARTER 2022 RESULTS

Total Revenue Grew 25.9%, Organic Revenue Grew 10.5%, and Adjusted EBITDA Grew 20.5%

DENVER, April 28, 2022 /PRNewswire/ --

First Quarter 2022 Highlights

(Compared to first quarter 2021 unless otherwise noted)

  Total Revenue increased 25.9% to $91.0 million
  Revenue excluding the Marketing Funds1 increased 25.9% to $68.2 million, and was comprised of 10.5% organic growth2, 15.1% growth attributable to acquisitions and 0.3% growth from foreign currency movements
  Net income attributable to RE/MAX Holdings, Inc. of $1.5 million and income per diluted share (GAAP EPS) of $0.08
  Adjusted EBITDA3 increased 20.5% to $27.9 million, Adjusted EBITDA margin3 of 30.7% and Adjusted earnings per diluted share (Adjusted EPS3) of $0.51
  Total agent count increased 1.6% to 142,405 agents
  U.S. and Canada combined agent count increased 0.5% to 85,160 agents
  Total open Motto Mortgage franchises increased 27.3% to 191 offices4

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage ("Motto"), the first national mortgage brokerage franchise brand in the U.S., today announced operating results for the quarter ended March 31, 2022.

"Double-digit organic revenue growth in our core operations and continued strong performance from our acquisition of the RE/MAX INTEGRA North American regions contributed to our first quarter better-than-expected results," said Steve Joyce, RE/MAX Holdings Chief Executive Officer. "Multiple factors drove our organic growth, most notably higher attendance at our recent annual agent convention, rising home prices and our expanding mortgage business."

Joyce continued: "Motto Mortgage franchise sales reaccelerated during the first quarter and we added almost 2,000 RE/MAX agents in Canada year over year. We continue to evaluate the best opportunities, both organic and inorganic, to drive our near- and longer-term growth. We have two terrific, industry-leading franchise brands, each with compelling growth trajectories and within those brands, our focus is primarily on strategic moves which will help us increase our U.S. agent count and accelerate the expansion of our mortgage business."

First Quarter 2022 Operating Results
Agent Count

The following table compares agent count as of March 31, 2022 and 2021:

	As of March 31,		Change
	2022	2021	#	%
U.S.	60,717	62,261	(1,544)	(2.5)
Canada	24,443	22,510	1,933	8.6
Subtotal	85,160	84,771	389	0.5
Outside the U.S. & Canada	57,245	55,443	1,802	3.3
Total	142,405	140,214	2,191	1.6
Revenue

RE/MAX Holdings generated revenue of $91.0 million in the first quarter of 2022, an increase of $18.7 million, or 25.9%, compared to $72.3 million in the first quarter of 2021. Revenue excluding the Marketing Funds was $68.2 million in the first quarter of 2022, an increase of $14.0 million, or 25.9%, versus the same period in 2021. This increase was comprised of organic revenue growth of 10.5%, revenue growth of 15.1% from acquisitions and revenue growth from foreign-currency movements of 0.3%. Organic growth increased primarily due to increased event-based revenue due to higher attendance at our annual RE/MAX agent convention, increased broker fees due to rising home prices, incremental revenue from fewer agent recruiting initiatives, a price increase in RE/MAX continuing franchise fees, and Motto growth. Revenue growth from acquisitions was attributable to revenue from the RE/MAX INTEGRA North American regions acquisition completed in July 2021.

Recurring revenue streams, which consist of continuing franchise fees and annual dues, increased $8.4 million, or 24.6%, compared to the first quarter of 2021 and accounted for 62.2% of revenue (excluding the Marketing Funds) in the first quarter of 2022 compared to 62.9% of revenue in the prior-year period.

Operating Expenses

Total operating expenses were $83.4 million for the first quarter of 2022, an increase of $14.8 million, or 21.5%, compared to $68.6 million in the first quarter of 2021. First quarter 2022 total operating expenses increased primarily due to higher selling, operating and administrative expenses; increased Marketing Funds expenses; higher depreciation and amortization expenses; and a $3.7 million impairment charge stemming from subleasing a portion of our corporate headquarters.

Selling, operating and administrative expenses were $47.8 million in the first quarter of 2022, an increase of $4.2 million, or 9.5%, compared to the first quarter of 2021 and represented 70.2% of revenue, excluding the Marketing Funds, compared to 80.7% in the prior-year period. First quarter 2022 selling, operating and administrative expenses increased primarily due to higher travel and events expenses largely from our annual RE/MAX agent convention, higher personnel costs from headcount increases, an increase in acquisition-related expenses, and the reinstatement of the full 401(k) match, partially offset by lower equity-based compensation expense. In the first quarter of 2021, we incurred $5.5 million of equity-based compensation expense due to the one-time acceleration of certain equity awards.

First quarter 2022 depreciation and amortization expenses increased primarily due to incremental amortization expense related to the acquisition of RE/MAX INTEGRA.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $1.5 million for the first quarter of 2022 compared to $1.2 million the first quarter of 2021. Reported basic and diluted GAAP income per share were each $0.08 for the first quarter of 2022 compared to basic and diluted GAAP EPS of $0.06 each in the first quarter of 2021.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $27.9 million for the first quarter of 2022, an increase of $4.8 million, or 20.5%, compared to the first quarter of 2021. First quarter 2022 Adjusted EBITDA increased primarily due to contributions from the acquisition of RE/MAX INTEGRA's North American regions. Adjusted EBITDA also increased due to higher broker fees caused by rising home prices, incremental revenue from fewer agent recruiting initiatives, and a price increase in RE/MAX continuing franchise fees. These increases were partially offset by higher personnel costs due to headcount increases and the reinstatement of the full 401(k) match. Adjusted EBITDA margin was 30.7% in the first quarter of 2022, compared to 32.0% in the first quarter of 2021.

Adjusted basic and diluted EPS were each $0.51 for the first quarter of 2022 compared to Adjusted basic and diluted EPS of $0.47 and $0.46, respectively, for the first quarter of 2021. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended March 31, 2022 assumes RE/MAX Holdings owned 100% of RMCO, LLC ("RMCO"). The weighted average ownership RE/MAX Holdings had in RMCO was 60.1% for the quarter ended March 31, 2022.

Balance Sheet

As of March 31, 2022, the Company had cash and cash equivalents of $118.5 million, a decrease of $7.8 million from December 31, 2021. As of March 31, 2022, the Company had $451.1 million of outstanding debt, net of an unamortized debt discount and issuance costs, compared to $452.1 million as of December 31, 2021.

Dividend

On April 27, 2022, the Company announced that its Board of Directors approved a quarterly cash dividend of $0.23 per share of Class A common stock. The quarterly dividend is payable on May 25, 2022, to shareholders of record at the close of business on May 11, 2022.

Outlook

The Company's second quarter and full-year 2022 Outlook assumes no further currency movements, acquisitions or divestitures.

For the second quarter of 2022, RE/MAX Holdings expects:

  Agent count to increase 2.0% to 3.0% over second quarter 2021;
  Revenue in a range of $91.0 million to $94.0 million (including revenue from the Marketing Funds in a range of $22.0 million to $24.0 million); and
  Adjusted EBITDA in a range of $32.5 million to $35.0 million.

For the full-year 2022, the Company expects:

  Agent count to increase 2.0% to 4.0% over full-year 2021;
  Revenue in a range of $366.0 million to $376.0 million (including revenue from the Marketing Funds in a range of $91.5 million to $95.5 million); and
  Adjusted EBITDA in a range of $130.0 million to $135.0 million.
Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, April 29, 2022, beginning at 8:30 a.m. Eastern Time. Interested parties can register in advance for the conference call using the link below:

https://conferencingportals.com/event/tTSuEepd

Interested parties also can access a live webcast through the Investor Relations section of the Company's website at http://investors.remaxholdings.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnotes:

1Revenue excluding the Marketing Funds is a non-GAAP measure of financial performance that differs from U.S. Generally Accepted Accounting Principles ("U.S. GAAP") and a reconciliation to the most directly comparable U.S. GAAP measure is as follows (in thousands):

	Three Months Ended
	March 31,
	2022	2021
Revenue excluding the Marketing Funds:
Total revenue	$91,004	$72,295
Less: Marketing Funds fees	22,851	18,145
Revenue excluding the Marketing Funds	$68,153	$54,150

2The Company defines organic revenue growth as revenue growth from continuing operations excluding (i) revenue from Marketing Funds, (ii) revenue from acquisitions, and (iii) the impact of foreign currency movements. The Company defines revenue from acquisitions as the revenue generated from the date of an acquisition to its first anniversary (excluding Marketing Funds revenue related to acquisitions where applicable).

3Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

4Total open Motto Mortgage franchises includes only "bricks and mortar" offices with a unique physical address with rights granted by a full franchise agreement with Motto Franchising, LLC and excludes any "virtual" offices or BranchiseSM offices.

# # #

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world's leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 140,000 agents in almost 9,000 offices and a presence in over 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage has grown to over 175 offices across almost 40 states.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to: agent count; franchise sales; revenue; operating expenses; the Company's outlook for the second quarter and full year 2022; non-GAAP financial measures; housing and mortgage market conditions; growth opportunities, including initiatives to increase RE/MAX agent count in the U.S. and accelerate the expansion of the Company's mortgage business; the Company's evaluation of both organic and inorganic opportunities; and the Company's belief that it can make a measurable difference in its growth trajectory through strategic moves. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) the global COVID-19 pandemic, which continues to pose significant and widespread risks and ongoing uncertainty for the Company's business, including the Company's agents, loan originators, franchisees and employees, as well as home buyers and sellers, (2) changes in the real estate market or interest rates and availability of financing, (3) changes in business and economic activity in general, (4) the Company's ability to attract and retain quality franchisees, (5) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (6) changes in laws and regulations, (7) the Company's ability to enhance, market, and protect its brands, including the RE/MAX and Motto Mortgage brands, (8) the Company's ability to implement its technology initiatives, (9) risks related to the Company's CEO transition, (10) fluctuations in foreign currency exchange rates, and (11) those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remaxholdings.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

TABLE 1
RE/MAX Holdings, Inc.
Consolidated Statements of Income
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenue:
Continuing franchise fees	$33,499	$25,374
Annual dues	8,920	8,672
Broker fees	15,085	11,953
Marketing Funds fees	22,851	18,145
Franchise sales and other revenue	10,649	8,151
Total revenue	91,004	72,295
Operating expenses:
Selling, operating and administrative expenses	47,831	43,676
Marketing Funds expenses	22,851	18,145
Depreciation and amortization	8,985	6,808
Settlement and impairment charges	3,735	—
Total operating expenses	83,402	68,629
Operating income (loss)	7,602	3,666
Other expenses, net:
Interest expense	(3,651)	(2,098)
Interest income	19	163
Foreign currency transaction gains (losses)	180	(20)
Total other expenses, net	(3,452)	(1,955)
Income (loss) before provision for income taxes	4,150	1,711
Provision for income taxes	(1,205)	52
Net income (loss)	$2,945	$1,763
Less: net income (loss) attributable to non-controlling interest	1,494	600
Net income (loss) attributable to RE/MAX Holdings, Inc.	$1,451	$1,163

Net income (loss) attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.08	$0.06
Diluted	$0.08	$0.06
Weighted average shares of Class A common stock outstanding
Basic	18,934,424	18,496,532
Diluted	19,211,603	18,866,727
Cash dividends declared per share of Class A common stock	$0.23	$0.23

TABLE 2
RE/MAX Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$118,495	$126,270
Restricted cash	36,889	32,129
Accounts and notes receivable, current portion, net of allowances	34,608	34,611
Income taxes receivable	1,750	1,754
Other current assets	18,873	16,010
Total current assets	210,615	210,774
Property and equipment, net of accumulated depreciation	10,482	12,686
Operating lease right of use assets	34,042	36,523
Franchise agreements, net	138,914	143,832
Other intangible assets, net	34,405	32,530
Goodwill	269,837	269,115
Deferred tax assets, net	52,025	51,314
Income taxes receivable, net of current portion	754	1,803
Other assets, net of current portion	12,609	17,556
Total assets	$763,683	$776,133
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,627	$5,189
Accrued liabilities	86,169	96,768
Income taxes payable	2,054	2,546
Deferred revenue	24,271	27,178
Current portion of debt	4,600	4,600
Current portion of payable pursuant to tax receivable agreements	3,672	3,610
Operating lease liabilities	6,566	6,328
Total current liabilities	133,959	146,219
Debt, net of current portion	446,521	447,459
Payable pursuant to tax receivable agreements, net of current portion	26,856	26,893
Deferred tax liabilities, net	14,530	14,699
Deferred revenue, net of current portion	19,300	18,929
Operating lease liabilities, net of current portion	44,819	45,948
Other liabilities, net of current portion	7,907	6,919
Total liabilities	693,892	707,066
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $.0001 per share, 180,000,000 shares authorized; 19,172,544 and 18,806,194 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2	2
Class B common stock, par value $.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	522,072	515,443
Accumulated deficit	(12,808)	(7,821)
Accumulated other comprehensive income, net of tax	892	650
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	510,158	508,274
Non-controlling interest	(440,367)	(439,207)
Total stockholders' equity	69,791	69,067
Total liabilities and stockholders' equity	$763,683	$776,133

TABLE 3
RE/MAX Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$2,945	$1,763
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,985	6,808
Impairment charge - leased assets	3,735	—
Bad debt expense	170	287
Equity-based compensation expense	5,637	12,054
Deferred income tax expense (benefit)	20	(320)
Fair value adjustments to contingent consideration	285	(280)
Non-cash lease expense (benefit)	(368)	(284)
Other, net	267	87
Changes in operating assets and liabilities	(5,174)	717
Net cash provided by operating activities	16,502	20,832
Cash flows from investing activities:
Purchases of property, equipment and capitalization of software	(3,723)	(4,381)
Net cash used in investing activities	(3,723)	(4,381)
Cash flows from financing activities:
Payments on debt	(1,150)	(660)
Distributions paid to non-controlling unitholders	(2,894)	(2,889)
Dividends and dividend equivalents paid to Class A common stockholders	(5,124)	(4,798)
Payments related to tax withholding for share-based compensation	(5,586)	(5,291)
Common shares repurchased	(1,314)	—
Net cash used in financing activities	(16,068)	(13,638)
Effect of exchange rate changes on cash	274	92
Net (decrease) increase in cash, cash equivalents and restricted cash	(3,015)	2,905
Cash, cash equivalents and restricted cash, beginning of period	158,399	121,227
Cash, cash equivalents and restricted cash, end of period	$155,384	$124,132

TABLE 4
RE/MAX Holdings, Inc.
Agent Count
(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2021	2021	2021	2021	2020	2020	2020
Agent Count:
U.S.
Company-Owned Regions	53,338	53,946	54,578	48,025	48,041	48,212	48,263	47,886
Independent Regions	7,379	7,381	7,429	14,403	14,220	14,091	14,041	13,791
U.S. Total	60,717	61,327	62,007	62,428	62,261	62,303	62,304	61,677
Canada
Company-Owned Regions	19,751	19,596	19,207	6,387	6,262	6,182	6,135	6,102
Independent Regions	4,692	4,548	4,442	16,679	16,248	15,765	15,363	15,193
Canada Total	24,443	24,144	23,649	23,066	22,510	21,947	21,498	21,295
U.S. and Canada Total	85,160	85,471	85,656	85,494	84,771	84,250	83,802	82,972
Outside U.S. and Canada
Independent Regions	57,245	56,527	55,280	54,707	55,443	53,542	50,967	48,933
Outside U.S. and Canada Total	57,245	56,527	55,280	54,707	55,443	53,542	50,967	48,933
Total	142,405	141,998	140,936	140,201	140,214	137,792	134,769	131,905

TABLE 5
RE/MAX Holdings, Inc.
Adjusted EBITDA Reconciliation to Net Income
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Net income (loss)	$2,945	$1,763
Depreciation and amortization	8,985	6,808
Interest expense	3,651	2,098
Interest income	(19)	(163)
Provision for income taxes	1,205	(52)
EBITDA	16,767	10,454
Impairment charge - leased assets (1)	3,735	—
Equity-based compensation expense	5,637	12,054
Acquisition-related expense (2)	1,257	943
Fair value adjustments to contingent consideration (3)	285	(280)
Other	236	(11)
Adjusted EBITDA (4)	$27,917	$23,160
Adjusted EBITDA Margin (4)	30.7%	32.0%

(1)	Represents the impairment recognized on a portion of the Company's corporate headquarters office building.
(2)	Acquisition-related expense includes personnel, legal, accounting, advisory and consulting fees incurred in connection with acquisition activities and integration of acquired companies.
(3)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(4)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 6
RE/MAX Holdings, Inc.
Adjusted Net Income (Loss) and Adjusted Earnings per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Net income (loss)	$2,945	$1,763
Amortization of acquired intangible assets	6,169	4,726
Provision for income taxes	1,205	(52)
Add-backs:
Impairment charge - leased assets (1)	3,735	—
Equity-based compensation expense	5,637	12,054
Acquisition-related expense (2)	1,257	943
Fair value adjustments to contingent consideration (3)	285	(280)
Other	236	(11)
Adjusted pre-tax net income	21,469	19,143
Less: Provision for income taxes at 25% and 24%, respectively (4)	(5,367)	(4,594)
Adjusted net income (5)	$16,102	$14,549

Total basic pro forma shares outstanding	31,494,024	31,056,132
Total diluted pro forma shares outstanding	31,771,203	31,426,327

Adjusted net income basic earnings per share (5)	$0.51	$0.47
Adjusted net income diluted earnings per share (5)	$0.51	$0.46

(1)	Represents the impairment recognized on a portion of the Company's corporate headquarters office building.
(2)	Acquisition-related expense includes personnel, legal, accounting, advisory and consulting fees incurred in connection with acquisition activities and integration of acquired companies.
(3)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(4)

The long-term tax rate assumes the exchange of all outstanding non-controlling interest partnership units for Class A Common Stock that (a) removes the impact of unusual, non-recurring tax matters, (b) does not estimate the residual impacts to foreign taxes of additional step-ups in tax basis from an exchange because that is dependent on stock prices at the time of such exchange and the calculation is impracticable, and (c) increased to 25% due to the acquisition of INTEGRA in 2021.

(5)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 7
RE/MAX Holdings, Inc.
Pro Forma Shares Outstanding
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,934,424	18,496,532
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	31,494,024	31,056,132

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,934,424	18,496,532
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	277,179	370,195
Total diluted pro forma weighted average shares outstanding	31,771,203	31,426,327

(1)	In accordance with the treasury stock method.

TABLE 8
RE/MAX Holdings, Inc.
Adjusted Free Cash Flow & Unencumbered Cash
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Cash flow from operations	$16,502	$20,832
Less: Purchases of property, equipment and capitalization of software	(3,723)	(4,381)
(Increases) decreases in restricted cash of the Marketing Funds (1)	(4,760)	(1,628)
Adjusted free cash flow (2)	8,019	14,823

Adjusted free cash flow (2)	8,019	14,823
Less: Tax/Other non-dividend distributions to RIHI	(5)	—
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	8,014	14,823

Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	8,014	14,823
Less: Debt principal payments	(1,150)	(660)
Unencumbered cash generated (2)	$6,864	$14,163

Summary
Cash flow from operations	$16,502	$20,832
Adjusted free cash flow (2)	$8,019	$14,823
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	$8,014	$14,823
Unencumbered cash generated (2)	$6,864	$14,163

Adjusted EBITDA (2)	$27,917	$23,160
Adjusted free cash flow as % of Adjusted EBITDA (2)	28.7%	64.0%
Adjusted free cash flow less distributions to RIHI as % of Adjusted EBITDA (2)	28.7%	64.0%
Unencumbered cash generated as % of Adjusted EBITDA (2)	24.6%	61.2%

(1)

This line reflects any subsequent changes in the restricted cash balance (which under GAAP reflects as either (a) an increase or decrease in cash flow from operations or (b) an incremental amount of purchases of property and equipment and capitalization of developed software) so as to remove the impact of changes in restricted cash in determining adjusted free cash flow.

(2)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.
Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as revenue excluding the Marketing Funds, Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and adjusted free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

Revenue excluding the Marketing Funds is calculated directly from our consolidated financial statements as Total revenue less Marketing Funds fees.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, settlement and impairment charges, equity-based compensation expense, acquisition-related expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, and other non-recurring items.

Because Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  these measures do not reflect changes in, or cash requirements for, the Company's working capital needs;
  these measures do not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;
  these measures do not reflect the Company's income tax expense or the cash requirements to pay its taxes;
  these measures do not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;
  these measures do not reflect the cash requirements pursuant to the tax receivable agreements;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;
  although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and
  other companies may calculate these measures differently so similarly named measures may not be comparable.

The Company's Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition-related expense, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company's operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, non-cash impairment charges, acquisition-related expense and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company's performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

  facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;
  facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company's operating performance; and
  eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company's operating performance.

Adjusted free cash flow is calculated as cash flows from operations less capital expenditures and any changes in restricted cash of the Marketing Funds, all as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The restricted cash of the Marketing Funds is limited in use for the benefit of franchisees and any impact to adjusted free cash flow is removed. The Company believes adjusted free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential Independent Region and strategic acquisitions, dividend payments or other strategic uses of cash.

Adjusted free cash flow after tax and non-dividend distributions to RIHI is calculated as adjusted free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company's consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company's ongoing tax and non-dividend distribution obligations to its non-controlling interest, adjusted free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as adjusted free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company's excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

CONTACT: Investor, Andy Schulz, (303) 796-3287, aschulz@remax.com, Media, Samantha Rotbart, (303) 796-3303, srotbart@remax.com